ROUNDY'S, INC.








                             NOTE AGREEMENT




                      Dated as of December 22, 1993







                  Re:  $45,000,000  6.94% Senior Notes
                          Due December 15, 2003





                             TABLE OF CONTENTS

                       (Not a part of the Agreement)


                                                                       Page

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT.. . . . . . . . . . .  1

     Section 1.1    Description of Notes . . . . . . . . . . . . . . . .  1
     Section 1.2    Commitment, Funding Date . . . . . . . . . . . . . .  2
     Section 1.3    Other Agreements . . . . . . . . . . . . . . . . . .  2

SECTION 2.     PREPAYMENT OF NOTES . . . . . . . . . . . . . . . . . . .  2

     Section 2.1    Required Prepayments . . . . . . . . . . . . . . . .  2
     Section 2.2    Optional Prepayment with Premium . . . . . . . . . .  3
     Section 2.3    Prepayment Upon Change of Control. . . . . . . . . .  3
     Section 2.4    Notice of Optional Prepayments . . . . . . . . . . .  4
     Section 2.5    Application of Prepayments . . . . . . . . . . . . .  5
     Section 2.6    Direct Payment . . . . . . . . . . . . . . . . . . .  5

SECTION 3.     REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . .  5

     Section 3.1    Representations of the Company . . . . . . . . . . .  5
     Section 3.2    Representations of the Purchaser . . . . . . . . . .  5

SECTION 4.     CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . .  6

     Section 4.1    Conditions . . . . . . . . . . . . . . . . . . . . .  6
     Section 4.2    Waiver of Conditions . . . . . . . . . . . . . . . .  8

SECTION 5.     COMPANY COVENANTS . . . . . . . . . . . . . . . . . . . .  8

     Section 5.1    Corporate Existence, Etc.. . . . . . . . . . . . . .  8
     Section 5.2    Insurance. . . . . . . . . . . . . . . . . . . . . .  8
     Section 5.3    Taxes, Claims for Labor and Materials, Compliance with
                    Laws . . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 5.4    Maintenance, Etc.  . . . . . . . . . . . . . . . . .  9
     Section 5.5    Nature of Business . . . . . . . . . . . . . . . . .  9
     Section 5.6    Current Ratio. . . . . . . . . . . . . . . . . . . .  9
     Section 5.7    Consolidated Tangible Net Worth. . . . . . . . . . . 10
     Section 5.8    Limitations on Indebtedness. . . . . . . . . . . . . 10
     Section 5.9    Fixed Charges Coverage Ratio . . . . . . . . . . . . 10
     Section 5.10   Limitation on Liens. . . . . . . . . . . . . . . . . 10
     Section 5.11   Restricted Payments. . . . . . . . . . . . . . . . . 12
     Section 5.12   Investments. . . . . . . . . . . . . . . . . . . . . 13
     Section 5.13   Mergers, Consolidations and Sales of Assets. . . . . 14
     Section 5.14   Guaranties . . . . . . . . . . . . . . . . . . . . . 16
     Section 5.15   Repurchase of Notes. . . . . . . . . . . . . . . . . 16
     Section 5.16   Transactions with Affiliates . . . . . . . . . . . . 16
     Section 5.17   Termination of Pension Plans . . . . . . . . . . . . 17
     Section 5.18   Reports and Rights of Inspection . . . . . . . . . . 17
     Section 5.19   Additional Guaranties. . . . . . . . . . . . . . . . 20
     Section 5.20   Covenant to Secure Notes Equally . . . . . . . . . . 20
     Section 5.21.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 5.22.  Compliance with Environmental Laws . . . . . . . . . 21
     Section 5.23.  Restricted Subsidiaries. . . . . . . . . . . . . . . 21

SECTION 6.       EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . . . . . . 21

     Section 6.1    Events of Default. . . . . . . . . . . . . . . . . . 21
     Section 6.2    Notice to Holders. . . . . . . . . . . . . . . . . . 23
     Section 6.3    Acceleration of Maturities . . . . . . . . . . . . . 23
     Section 6.4    Rescission of Acceleration . . . . . . . . . . . . . 24

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS. . . . . . . . . . . . . 25

     Section 7.1    Consent Required . . . . . . . . . . . . . . . . . . 25
     Section 7.2    Solicitation of Holders. . . . . . . . . . . . . . . 25
     Section 7.3    Effect of Amendment or Waiver. . . . . . . . . . . . 25

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS . . . . . . . . . . 26

     Section 8.1    Definitions. . . . . . . . . . . . . . . . . . . . . 26
     Section 8.2    Accounting Principles; Construction. . . . . . . . . 35
     Section 8.3    Directly or Indirectly . . . . . . . . . . . . . . . 35

SECTION 9.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 35

     Section 9.1    Registration and Transfer of Notes . . . . . . . . . 35
     Section 9.2    Loss, Theft, Etc. of Notes . . . . . . . . . . . . . 36
     Section 9.3    Expenses, Stamp Tax Indemnity. . . . . . . . . . . . 36
     Section 9.4    Powers and Rights Not Waived; Remedies Cumulative. . 37
     Section 9.5    Notices. . . . . . . . . . . . . . . . . . . . . . . 37
     Section 9.6    Successors and Assigns . . . . . . . . . . . . . . . 37
     Section 9.7    Survival of Covenants and Representations. . . . . . 38
     Section 9.8    Maximum Interest Payable . . . . . . . . . . . . . . 38
     Section 9.9    Severability . . . . . . . . . . . . . . . . . . . . 38
     Section 9.10   Governing Law. . . . . . . . . . . . . . . . . . . . 39
     Section 9.11   Jurisdiction; Venue; Service of Process. . . . . . . 39
     Section 9.12   Captions . . . . . . . . . . . . . . . . . . . . . . 40
     Section 9.13   Additional Indebtedness. . . . . . . . . . . . . . . 40

ATTACHMENTS TO NOTE AGREEMENT

Schedule I     - Names and Addresses of Note Purchasers and Amounts of
                 Commitments

Schedule II    - Investments as of December 22, 1993

Exhibit A - Form of 6.94% Senior Note, due December 15, 2003

Exhibit B - Representations and Warranties of the Company

Exhibit C - Description of Special Counsel's Closing Opinion

Exhibit D - Description of Closing Opinion of General Counsel of the Company

Exhibit E - Form of Guaranty

                              ROUNDY'S, INC.
                           23000 Roundy Drive
                       Pewaukee, Wisconsin  53072

                             NOTE AGREEMENT

                   Re: $45,000,000 6.94% Senior Notes
                         Due December 15, 2003

                                                                Dated as of
                                                          December 22, 1993


To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Ladies and Gentlemen:

          The undersigned, ROUNDY'S, INC., a Wisconsin corporation (the Company", as further defined hereinafter), agrees with you as follows:

          SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT.

               Section 1.1 Description of Notes. The Company will authorize the issue and sale of $45,000,000 aggregate principal amount of its 6.94% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 6.94% per annum to be expressed to mature on December 15, 2003, and to be substantially in the form attached hereto as Exhibit A.
The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in
Schedule I hereto and each Note delivered in substitution or exchange for any such Note pursuant to this Agreement or any of such agreements. Interest on the Notes shall be payable semi-annually on the fifteenth day of each June and December in each year (commencing June 15, 1994) and at maturity and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate (hereinafter defined) after the date due, whether by acceleration or otherwise, until paid, and shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions, in the amounts and with the premium, if any, set forth in 2 of this Agreement. You and the other purchasers named in Schedule I hereto are hereinafter sometimes referred to as the "Purchasers". Capitalized terms used herein have the meanings specified in 8.1.

          The payment of the principal and premium, if any, and interest on the Notes will be severally guaranteed by Scot Lad Foods, Inc., a Wisconsin corporation, Cardinal Foods, Inc., a Delaware corporation, and Shop-Rite, Inc., a Wisconsin corporation, and each a Subsidiary (collectively, the "Guarantors") for the benefit of the Purchasers pursuant to a Guaranty Agreement dated as of December 22, 1993 (as the same may be amended, restated, supplemented, extended or otherwise modified from time to time, the "Guaranty") from the Guarantors.

          Section 1.2 Commitment, Funding Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Funding Date.

          Delivery of the Notes will be made at the offices of Baker & Botts, L.L.P., 885 Third Avenue, New York, New York 10022, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bank One, Milwaukee, N.A., Milwaukee, Wisconsin 53201, ABA Number 075-000019 for deposit to the Company's Account Number 0000-2011 in the amount of the purchase price at 10:00 A.M., New York City time, on December 29, 1993 (the "Funding Date"). The Notes delivered to you on the Funding Date will be delivered to you in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of your nominee, all as you may specify at any time prior to the date fixed for delivery.

          Section 1.3 Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in Schedule I hereto, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of such similar agreements by the other Purchasers. This Agreement and such similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts or omissions of any other Purchaser.

     SECTION 2.     PREPAYMENT OF NOTES.

          Section 2.1 Required Prepayments. Except as set forth in 2.2 and 2.3, the Notes are not subject to any prepayment or redemption prior to their express maturity date. The Company agrees that it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes, on December 15, in each year, commencing December 15, 1997 and ending December 15, 2002, an amount equal to the lesser of (i) $6,428,571.43 or
(ii) the principal amount of the Notes outstanding. The entire remaining principal amount of the Notes shall become due and payable on December 15, 2003. No premium shall be payable in connection with any required prepayment made pursuant to this 2.1. For purposes of this 2.1, any prepayment of less than all of the outstanding Notes pursuant to 2.2 shall be applied first to the amount of principal scheduled to remain unpaid on the maturity date of the Notes, and then to the remaining scheduled principal prepayments for the Notes in inverse chronological order.

          Section 2.2 Optional Prepayment with Premium. In addition to the prepayments required by 2.1, upon compliance with 2.4 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the date of such prepayment pursuant to this 2.2.

          Section 2.3 Prepayment Upon Change of Control. In the event the Company has knowledge of a Change of Control or an impending Change of Control, the Company will give written notice (a "Control Change Notice") of such fact to the holder of each Note. The Control Change Notice shall be given not later than three Business Days after the earlier of (a) receipt of knowledge by the Company of a Change of Control or impending Change of Control and (b) the Change of Control Date. The Control Change Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail (including the Change of Control Date or proposed Change of Control Date), (ii) make reference to this 2.3 and the rights of the holder of each Note to require the Company to prepay its Notes on the terms and conditions provided for herein, (iii) state that such holder may provide written notice to the Company of its intent not to have the Notes held by it prepaid (a "Declaration Notice"), (iv) specify the date by which such holder must respond to such Control Change Notice pursuant to this 2.3 in order to make such declaration which shall be a date not less than 50 days after the date of the Control Change Notice, and (v) specify the date upon which all Notes for which a Declaration Notice shall not have been received pursuant to the proceeding clause (iv) shall be immediately due and payable pursuant to the terms of this 2.3, which date shall he no less than 50 days, and no more than 60 days, after the date of the Control Change Notice (the "Change of Control Payment Date").

          The Company covenants and agrees to provide copies of each Declaration Notice received by the Company to each other holder of a Note immediately upon the Company's receipt of such Declaration Notice and to prepay in full on the Change of Control Payment Date all Notes held by each holder which shall not have delivered a Declaration Notice to the Company. In the event that a Control Change Notice is given and a holder of Notes fails to provide a Declaration Notice within the time period set forth above, the Notes held by such holder shall become due and payable as a result of such Change of Control.

          As used herein, the term "Acquiring Person" shall mean any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the date of this Agreement (the "Exchange Act")) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act)
(i) is on the date of this Agreement not the beneficial owner of any outstanding Voting Stock of the Company or, if such person or group is the beneficial owner of such stock, it is either a Major Holder, the beneficial owner of less than 5% of the outstanding Voting Stock of the Company, or is not a Control Person and (ii) becomes the beneficial owner of more than 40% of the Voting Stock of the Company.

          As used herein, the term "Change of Control" shall mean any event by which an Acquiring Person has become such.

          As used herein, the term "Change of Control Date" shall mean any date upon which a Change of Control shall occur.

          As used herein, the term "Control Person" shall mean (a) any Person who on the date of this Agreement is both (i) the beneficial owner of 5% or more of the Voting Stock of the Company and (ii) an officer or director of the Company and (b) any spouse or descendant of a Person named in clause (a) who receives from such Person described in clause (a) 5% or more of such Voting Stock by gift, inheritance, the laws of intestacy or otherwise (except for any such spouse or descendant that receives such Voting Stock in a bona fide purchase at fair market value).

          All prepayments of the Notes pursuant to this 2.3 shall be made by the payment of the aggregate principal amount remaining unpaid on the Notes to be prepaid and accrued interest thereon to the date of such prepayment together with a premium equal to the Make-Whole Amount determined as of five Business Days prior to the date of such prepayment pursuant to this 2.3. Any prepayment of less than all of the outstanding Notes made pursuant to this 2.3 shall be applied to the payment in full of the Notes held by the holders not providing a Declaration Notice, and each scheduled prepayment pursuant to the provisions of
2.1 coming due thereafter shall be reduced by an amount which bears the same relationship to such payment as the aggregate amount being so applied pursuant to this 2.3 bears to the unpaid principal amount of the Notes immediately prior to such application, so that the amounts of the scheduled payments on each Note remaining outstanding after such application shall be unchanged by such application.

          Section 2.4 Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) that a premium may be payable,
(iv) the estimated premium, and (v) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in such notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide the holder of each Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

          Section 2.5 Application of Prepayments. All partial prepayments made in accordance with 2.1 and 2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

          Section 2.6 Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this 2.6 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing.

SECTION 3.     REPRESENTATIONS.

          Section 3.1 Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B hereto are true and correct as of December 22, 1993 and are incorporated herein by reference with the same force and effect as though herein set forth in full.

          Section 3.2 Representations of the Purchaser. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that you are acquiring the Notes for your own account and with your general corporate assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this 3.2 the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

     SECTION 4.     CLOSING CONDITIONS.

          Section 4.1 Conditions. Your obligation to purchase the Notes proposed to be sold to you on the Funding Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          (a) Documents and Agreements.  You shall have received the following:

               (i)  Notes.  The Notes to be purchased by you.

               (ii) Company's Closing Certificate. A certificate dated the Funding Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you, to the effect that

                    (A) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Funding Date,

                    (B) the Company has performed all of its obligations hereunder and under the other Agreements which are to be performed on or prior to the Funding Date, and

                    (C) no Default or Event of Default has occurred and is continuing.

                    (iii) Legal Opinions. From Baker & Botts, L.L.P., who are acting as your special counsel in this transaction, and from Robert G. Turcott, Esq., Vice President, Secretary and General Counsel of the Company, their respective opinions dated the Funding Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D hereto, respectively.

                    (iv) Guaranty.  A counterpart of the Guaranty substantially in the form of Exhibit E hereto, executed by each of the Guarantors.

                    (v) Guarantors' Closing Certificate. A certificate dated the Funding Date, signed by the President or a Vice President of each of the Guarantors, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you, to the effect that the representations and warranties of the Guarantors set forth in Section 3 of the Guaranty are true and correct on and with respect to the Funding Date.

                    (vi) Company's Resolutions.  Copies of the resolutions of
               the Board of Directors of the Company approving the Agreements and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreements and the Notes, certified by the Secretary of the Company as of the Funding Date.

                    (vii) Company's Secretary Certificate. A certificate of the Secretary of the Company, dated as of the Funding Date, certifying the names and true signatures of the officers of the Company authorized to sign the Agreements and the Notes and the other documents to be delivered hereunder.

                    (viii) Company's Charter. Copies of the Articles of Incorporation of the Company (dated as of a date within fifteen days prior to the Funding Date) certified by the Secretary of State of the State of Wisconsin and copies of the bylaws of the Company.

                    (ix) Guarantors' Resolutions.  Copies of the resolutions of the Board of Directors of each Guarantor approving the Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, certified by the Secretary of such Guarantor as of the Funding Date.

                    (x)  Guarantors' Secretary Certificate.   A certificate of
               the Secretary of each Guarantor, dated as of the Funding Date, certifying the names and true signatures of the officers of such Guarantor authorized to endorse the Notes, as guarantor under the Guaranty and to sign the Guaranty and the other documents to be delivered thereunder.

                    (xi) Guarantors' Charter.  Copies of the Articles of
               Incorporation of each Guarantor (dated as of a date within fifteen days prior to the Funding Date) certified by the Secretary of State of the State of such Guarantor's incorpora-tion and copies of the bylaws of each Guarantor.

                    (xii) Downdate Certificate. A certificate of the Secretary of the Company and each Guarantor, dated as of the Funding Date, certifying the prior incumbency of the officers of the Company and the Guarantors referred to in clauses (vii) and
               (x) above, respectively, and as to the accuracy, as of December 22, 1993, of the bylaws of the Company and the Guarantors and, as of the Funding Date, of the charter documents of the Company and the Guarantors, referred to in clauses (viii) and (xi) above, respectively.

          (b) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Funding Date pursuant to this Agreement and the other agreement referred to in 1.3.

          (c) Consent of Holders of Other Indebtedness. On or prior to December 22, 1993, any notice, consent or approval required to be obtained from any holder or holders of any outstanding Indebtedness of the Company and any amendments of agreements pursuant to which any Indebtedness may have been is-sued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such notices, consents or amendments shall be reasonably satisfactory in form and substance to you and your special counsel.

          (d) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

          Section 4.2 Waiver of Conditions. If on the Funding Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

     SECTION 5.     COMPANY COVENANTS.

          From and after December 22, 1993 and continuing so long as any amount remains unpaid on any Note:

          Section 5.1 Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by 5.13.

          Section 5.2 Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage with financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. The Company, upon the request of any Institutional Holder, will furnish to such Institutional Holder a summary setting forth the nature and extent of the insurance maintained pursuant to this 5.2.

          Section 5.3 Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary al l prior to such taxes, assessments, charges, levies, accounts payable or claims becoming delinquent or past due and before any penalties accrue thereon; provided, however, that the Company or such Restricted Subsidiary shall not be required to pay or discharge any such tax, assessment, charge, levy, account payable or claim for so long as (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property ofthe Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate (which shall be greater than or equal to the amount of reserves,if any required under GAAP) with respect thereto. The Company will promptly comply and will cause each Subsidiary promptly to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which, individually or in the aggregate, could materially and adversely affect the properties, business, prospects, profits or condition of the Company or the Company and the Restricted Subsidiaries, taken as a whole, or would result in any Lien not permitted under 5.10.

          Section 5.4 Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          Section 5.5 Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in bythe Company and the Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and the Restricted Subsidiaries on the date of this Agreement, and as described in the Memorandum.

          Section 5.6 Current Ratio. The Company will at all times keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities at not less than 1.25 to 1.0.

          Section 5.7 Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than $65,000,000.

          Section 5.8    Limitations on Indebtedness.

          (a) Funded Debt. The Company will at all times keep and maintain, during the respective fiscal periods described below,the ratio of Adjusted Consolidated Funded Debt to Stockholders' Equity at not greater than the ratio set forth opposite such fiscal period(such ratio to be calculated as of the last day of each fiscal quarter of the Company occurring within such fiscal periods):

                      FISCAL PERIOD                             RATIO
          December 23, 1993 through December 31, 1994       2.00  to  1.0
          January 1, 1995 and thereafter                    1.70  to  1.0

          (b) Priority Debt. The Company will not, and will not permit any Restricted Subsidiary to, create, incur or suffer to be incurred or to exist, at any time, Priority Debt in an aggregate amount exceeding an amount equal to 10% of Tangible Assets.

          (c) Subordination. The Company shall cause all Funded Debt that is represented or governed by a note, bond or other instrument or document owing by the Company to any Subsidiary or by any Guarantor to the Company or to any other Subsidiary, to be subordinate to the Indebtedness represented by the Notes or the Guaranty, as applicable, upon terms acceptable to more than 50% in outstanding aggregate principal amount of the Notes.

          Section 5.9 Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters of the Company, commencing with the fiscal quarter of the Company ending April 2, 1994, at not less than 1.40 to 1.0.

          Section 5.10 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur,or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same tothe payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire or agree to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by 5.3;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired,or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the Company's or such Restricted Subsidiary's conduct of business or the ownership of its properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred inthe ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured thereby is not overdue or,if overdue, is being contested in good faith by appropriate actions or proceedings and for which the Company or such Restricted Subsidiary shall have set aside on its books, reserves deemed by it to be adequate (which shall be greater than or equal to the amount of reserves, if any, required by GAAP);

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company or such Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

          (f) Liens existing as of the date of this Agreement and reflected in Annex B to Exhibit B hereto;

          (g) Liens created or extended in connection with renewing, extending or refunding Indebtedness secured by Liens permitted by the preceding subsections (a) through (f); provided (i) the principal amount of Indebtedness so secured shall not be increased, (ii) no such Lien shall attach to any property other than the property encumbered by such Lien immediately prior to such renewal, extension or refunding, and (iii) all Consolidated Funded Debt and all Current Debt secured thereby could then be incurred within the limitations provided in 5.8; and

          (h) in addition to Liens permitted by subsections (a) through (g) of this 5.10, Liens on fixed assets used or intended to be used in carrying on the business of the Company or such Restricted Subsidiary incurred after December 22, 1993 and securing Funded Debt or Current Debt of the Company or such Restricted Subsidiary incurred within the limitations provided by 5.8.

          Section 5.11 Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to:

          (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class, or set apart any sum for such purpose;

          (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

          (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"); provided, however that, so long as no Default or Event of Default shall have occurred and be continuing, the Company may (i) purchase, redeem or retire, in accordance with the provisions of Article VII,Section 7.11(B) of the By-laws of the Company as in effect on the date of this Agreement, shares of its capital stock owned by any current or former employee, customer, or director,
(ii) sell or exchange shares of capital stock of the Company to or with any Wholly-owned Subsidiary, and (iii) pay Patronage Dividends in accordance with
Article V of the By-laws of the Company as in effect on the date of this

Agreement if (y) after giving effect to such payment, the book value per share of the Company and the Subsidiaries, on a consolidated basis, is at least 10% greater than such book value on the last day ofthe immediately preceding fiscal year of the Company, and (z) after giving effect to such Patronage Dividend not more than 40% of the aggregate payments of Patronage Dividends during any fiscal year of the Company shall have been made in cash.

          The Company will not perform any act or thing, or commence any corporate action to permit any act or thing, set forth in clause (a),(b) or (c) above if after giving effect thereto a Default or Event of Default exists or would result therefrom or which would constitute a Restricted Payment(permitted by the proviso of the immediately preceding paragraph) payable more than 60 days after the date of declaration or announcement thereof.

          For the purposes of this 5.11, the amount of any Restricted Payment permitted by the proviso of the second preceding paragraph) declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

          Section 5.12 Investments. The Company will not, and will not permit any Restricted Subsidiary to, make any Investments,

          (a) Investments by the Company or such Restricted Subsidiary in and to a Wholly-owned Restricted Subsidiary, including any Investment in a corporation which, after giving effect to such Investment, will become a Wholly-owned Restricted Subsidiary;

          (b) Investments by any Wholly-owned Subsidiary in capital stock of the Company;


          (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or such Restricted Subsidiary, is accorded the highest rating by Moody's Investors Service, Inc. or one of the two highest ratings by Standard & Poor's Corporation;

          (d) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

          (e) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregated and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or such Restricted Subsidiary, rated AA or Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

          (f) Investments in overnight Eurodollar obligations which are (i) purchased in the United States and (ii) issued by a commercial bank that meets the requirements set forth in 5.12(e);

          (g) Investments in any publicly traded mutual fund, the assets of which consist of either (i) money market securities or (ii) securities of the type described in 5.12(c) but which may have maturities of three years or less from the date of acquisition thereof;

          (h) Investments existing as of the date of this Agreement and reflected in Schedule II hereto;

          (i) loans or advances in the usual and ordinary course of business in an aggregate principal amount of not more than $1,000,000 at any one time outstanding and made to officers, directors or employees of the Company or such Restricted Subsidiary for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or such Restricted Subsidiary;

          (j) receivables arising from the sale of goods and services in the ordinary course of business of the Company or such Restricted Subsidiary; and

          (k) Investments (in addition to those permitted by the foregoing provisions of this 5.12), provided that the aggregate amount of Investments permitted by this 5.12(k) shall not exceed 10% of Tangible Assets at any time.

         In valuing any Investments for the purpose of applying the limitations set forth in this 5.12, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

          For purposes of this 5.12, at any time when a corporation becomes a Restricted Subsidiary,all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

          Section 5.13 Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of, whether in one transaction or a series of related transactions, all or any substantial part (as defined in subsection (d) of this 5.13) of the assets of the Company and the Restricted Subsidiaries; provided, however, that:

               (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

               (2) the Company may consolidate or merge with any other corporation if (i) the surviving or continuing corporation is organized under the laws of the United States or any state thereof,
          (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (iii) after giving effect to such consolidation or merger, the surviving or continuing corporation shall be engaged in substantially the same line of business in which the Company was engaged immediately prior thereto, (iv) the surviving or continuing corporation (if other than the Company) shall expressly assume the covenants and obligations in the Notes and the Agreements by written agreement which agreement shall be satisfactory in form and substance to the holders of at least 66-2/3% in aggregate principal amount of the outstanding Notes, and (v) after giving effect to such consolidation or merger the surviving or continuing corporation would be permitted to incur at least$1.00 of additional Consolidated Funded Debt under the provisions of 5.8(a); and

               (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Restricted Subsidiary.

         (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this 5.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary maintain at least their same proportionate interest in such Restricted Subsidiary.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary)any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

               (1) simultaneously with such sale, transfer, or disposition,all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety in a transaction permitted under this 5.13;

               (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

               (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, for consideration entirely in the form of cash and on terms reasonably deemed by the Board of Directors of the Company to be adequate and satisfactory;

               (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of, and

               (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and the Restricted Subsidiaries.

         (d) As used in this 5.13, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and the Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets, including, without limitation, shares of stock or Indebtedness, sold, leased or otherwise disposed of by the Company and the Restricted Subsidiaries during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 10% of Tangible Assets, determined as of the end of the immediately preceding fiscal year of the Company.

          Section 5.14 Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranties except the Guaranty and Guaranties (a) by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement, (b) by the Guarantors or any Subsidiary hereafter becoming a Guarantor pursuant to 5.19, of Funded Debt of the Company which Funded Debt is otherwise permitted by this Agreement and (c) of lease obligations of, and loans to, customers of the Company or such Restricted Subsidiary which are limited in amount to a stated maximum dollar exposure.

          Section 5.15 Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, 6.3, 6.4 and 7.1.

          Section 5.16 Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in a manner materially consistent with past practices and in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

          Section 5.17 Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part I of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

          Section 5.18 Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this 5.18 and concurred in by the independent public accountants referred to in 5.18(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year of the Company, copies of unaudited:

               (1) consolidated and consolidating balance sheets of the Company and the Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated and consolidating figures for the fiscal year of the Company then most recently ended,

               (2) consolidated and consolidating statements of earnings of the Company and the Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year of the Company ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated and consolidating figures for the corresponding periods of the preceding fiscal year of the Company, and

          (3) consolidated statements of cash flows of the Company and the Restricted Subsidiaries for the portion of the fiscal year of the Company ending with such quarterly fiscal period, setting forth in comparative form the consolidated and consolidating figures for the corresponding period of the preceding fiscal year of the Company, all in reasonable detail and certified by the chief financial officer of the Company as complete and correct and as conforming to the requirements of quarterly reports to the Securities and Exchange Commission on Form 10Q promulgated thereby;

          (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

               (1) consolidated and consolidating balance sheets of the Company and the Restricted Subsidiaries as of the close of such fiscal year, and

               (2) consolidated and consolidating statements of earnings and stockholders' equity and consolidated statements of cash flows of the Company and the Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated and consolidating figures for the preceding fiscal year of the Company, all in reasonable detail and (i) in the case of the consolidated statements referred to above, accompanied by a an unqualified report thereon of a firm of independent public accountants of recognized national standing selected by the Company, to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and the Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances and (ii) in the case of the consolidating statements referred to above, accompanied by a certificate of the chief financial officer of the Company, to the effect that such consolidating statements present fairly, in all material respects, the consolidating financial position of the Company and the Restricted Subsidiaries as of the end of the fiscal year being reported on in (i), above, and the consolidating results of the operations for said year in conformity to GAAP;

          (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants;

          (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus, filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any investigation or proceeding to which the Company or any of the Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of the Subsidiaries;

          (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company, any ERISA Affiliate or to the Company's knowledge any substantial employer (within the meaning of Section 4063 of ERISA) to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement or post-employment welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

          (f) Officer's Certificates. Together with each of the financial statements required under subsections (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and, in the case of 5.6 through 5.9, 5.10(g) and (h), 5.12(k) and 5.13(d) computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of
    5.6 through 5.17 and 5.19 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (g) Accountant's Certificates. Together with each of the financial statements required under subsection (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

          (h) Unrestricted Subsidiaries. Together with each of the financial statements required under subsections (a) and (b) above, financial statements of the character and for the dates and periods as in said subsections (a) and (b) covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); and

          (i) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and the Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such Institutional Holder for expenses which you or any such Institutional Holder may incur in connection with any such visitation or inspection unless such visitation or inspection is made by you or any such Institutional Holder in response to the occurrence of a Default or an Event of Default.

          Section 5.19 Additional Guaranties. The Company will, not later than any date on which any Subsidiary delivers a guaranty to any bank signatory to the Credit Agreement, cause such Subsidiary to join the Guaranty by executing and delivering a Joinder Agreement substantially in the form of Annex I to Exhibit E hereto. Concurrently with the delivery of any such joinder by a Subsidiary, the Company will deliver to you an opinion of counsel satisfactory to you in form and substance to the effect that the Guaranty has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid and binding contract of such Subsidiary enforceable in accordance with its terms, and covering such other legal matters as you may reasonably request.

          Section 5.20 Covenant to Secure Notes Equally. If the Company or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by 5.10 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to 7.1) it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

          Section 5.21. ERISA. Each of the Company and the Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets, and the Company will promptly notify the holder of each Note of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, other than any such event as to which the PBGC has waived notice by regulation, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its, any Subsidiary's, or, to the extent the Company has knowledge thereof, any of its ERISA Affiliates' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any employee benefit plan as defined in Section 3(3) of ERISA which would reasonably be expected to result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement on post-employment welfare benefit liability.

          Section 5.22. Compliance with Environmental Laws. The Company will, and will cause each of the Subsidiaries and each of their respective Affiliates that are controlled by the Company or any of the Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all federal, state and local environmental or pollution-control laws, regulations, orders and decrees governing, without limitation, the emission of wastewater effluent, solid and hazardous waste and air pollution, together with any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and diligently comply with the regulations(except to the extent such regulations are waived by appropriate governmental authorities) of the Environmental Protection Agency or other relevant federal, state or local governmental authority except where noncompliance would not materially adversely affect the business, financial condition or results of operations of the Company or the Company and the Restricted Subsidiaries, taken as a whole.

          Section 5.23. Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary.

     SECTION 6.       EVENTS OF DEFAULT AND REMEDIES THEREFOR.

          Section 6.1 Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a) default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

          (b) default shall occur in the making of any required prepayment on any of the Notes as provided in 2.1; or

          (c) default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on, any Funded Debt or Current Debt (other than the Notes) of the Company or any Restricted Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (e) default or the happening of any event shall occur under any indenture,agreement or other instrument under which any Funded Debt or Current Debt (other than the Notes) of the Company or any Restricted Subsidiary shall be outstanding or may be issued andsuch default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of the Company or any Restricted Subsidiary outstanding thereunder; or

          (f) default shall occur in the observance or performance of any covenant or agreement contained in 5.6 through 5.13, 6.2 or the final paragraph of 5.18; or

          (g) default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which any officer of the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the holder of any Note; or

          (h) any representation or warranty made by the Company herein, or made by or on behalf of the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by or on behalf of the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof, or

          (i) any representation or warranty made by any of the Guarantors in the Guaranty,or made by or on behalf of such Guarantor in any statement or certificate furnished by such Guarantor in connection with the consummation of the execution and delivery of the Guaranty, is untrue in any material respect as of the date of the issuing or making thereof; or

          (j) the Guaranty or any guaranty delivered to the holders of the Notes in accordance with the provisions of 5.19 shall not be valid and enforceable or shall be repudiated in whole or in part by any guarantor of the Notes thereunder; or

          (k) final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

          (l) a custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

          (m) the Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

          (n) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

          Section 6.2 Notice to Holders. When (a) any Default or Event of Default has occurred, (b) the holder of any Note or of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, (c) any officer of the Company shall become aware of any action, suit, investigation or proceeding, pending or threatened, of the kind described in paragraph 8 of Exhibit B hereto, or (d) a material adverse change shall occur in the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Company and the Restricted Subsidiaries, taken as a whole, the Company agrees to give notice within three Business Days of such event to all holders of the Notes then outstanding.

          Section 6.3 Acceleration of Maturities. (a) When any Event of Default described in subsection (a), (b) or (c) of 6.1 has occurred and is continuing, the holder of any Note (other than the Company, any Subsidiary or any of their respective Affiliates) that is the subject of such Event of Default may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable, together with premium, if any, equal to the Make-Whole Amount with respect to each such Note, and together with interest accrued thereon, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clauses (l) through (n) of 6.1 with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with premium, if any, equal to the

Make-Whole Amount with respect thereto, and together with interest accrued thereon, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and (c) if such event is any Event of Default, other than those described in clause (b) above, the holder or holders of at least 25% of the aggregate outstanding principal amount of the Notes at such time may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and, to the maximum extent permitted by applicable law, together with the premium, if any, equal to the Make-Whole Amount with respect to each Note, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company.

          Section 6.4 Rescission of Acceleration. The provisions of 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in subsections (a) through (k), inclusive, of 6.1 or the occurrence of any Event of Default described in subsection (l) through (n) with respect to one or more Restricted Subsidiaries only, the holders of more than 50% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or any of the Agreements;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under the Agreements (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under 6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

          Section 6.5 Other Remedies. If any Default or Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the Guaranty and exercising such remedies as are available to such holder in respect thereo under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the Guaranty or in aid of the exercise of any power granted in this Agreement or the Guaranty. No remedy conferred in this Agreement or the Guaranty upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS.

          Section 7.1 Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of more than 50% in aggregate outstanding principal amount of the Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will change the time of payment (including any prepayment required by 2.1 or 2.3) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon or the calculation of premium relating thereto, (ii) which will change any of the provisions with respect to optional prepayments, (iii) which will change the percentage of holders of the Notes specified in 5, 6 or 7, or (iv) which will effect the release of any of the Guarantors.

          Section 7.2 Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of a Note (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of a Note as consideration for or as an inducement to entering into by any holder of a Note of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

          Section 7.3 Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

          Section 8.1 Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions, unless otherwise specified, shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

          "Acquiring Person" shall have the meaning set forth in 2.3.

          "Adjusted Consolidated Funded Debt" shall mean (i) Consolidated Funded Debt minus (ii) Guaranties, to the extent such Guaranties constitute Funded Debt, of rentals or lease obligations of, and loans to, customers of the Company or customers of any Restricted Subsidiary in an aggregate amount not exceeding $17,500,000 of obligations thereunder over the term of such Guaranties.

          "Adjusted Rentals" shall mean Rentals minus Sublease Rental Income.

          "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,
(ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agreement" shall mean this Note Agreement and "Agreements"shall have the meaning set forth in 1.3.

          "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York City are required by law to close, or are customarily closed.

          "Capitalized Lease" shall mean any lease the obligation for rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its consolidated subsidiaries in accordance with GAAP.

          "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

          "Change of Control" shall have the meaning set forth in 2.3.

          "Change of Control Date" shall have the meaning set forth in 2.3.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company" shall mean Roundy's, Inc., a Wisconsin corporation, and any Person who succeeds to all, or substantially all, of the assets and business thereof under the terms of 5.13(a)(2).

          "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean as of the date of any determination thereof such assets and liabilities of the Company and the Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

          "Consolidated Funded Debt" shall mean all Funded Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis after eliminating intercompany items.

          "Consolidated Net Income" shall mean for any period the gross revenues of the Company and the Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets which sale or other disposition is not in the ordinary course of business, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (c) net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such Person, prior to the date of such acquisition;

          (d) net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary, prior to the date of such consolidation or merger;

          (e) net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

          (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary having an equity interest therein;

          (g) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and

          (i) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary.

          "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof Stockholders' Equity minus Intangible Assets.

          "Control Change Notice" shall have the meaning set forth in 2.3

          "Control Change Payment Date" shall have the meaning set forth in 2.3.

          "Control Person" shall have the meaning set forth in 2.3

          "Credit Agreement" shall mean the Credit Agreement dated as of March 6, 1989 among the Company, the banks signatories thereto and The Chase Manhattan Bank (National Association) as Agent, as amended by an Amendment No. 1 dated as of April 13, 1990, an Amendment No. 2 dated as of October 9, 1991, an Amendment No. 3 dated as of December 9, 1991 and an Amendment No. 4 dated as of December 14, 1992 and as the same may hereafter be amended, restated, supplemented, extended or otherwise modified from time to time, together with any refinancing thereof or any other note or agreement representing or governing Indebtedness of the Company similar to the Indebtedness governed by such Credit Agreement.


          "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

          "Declaration Notice" shall have the meaning set forth in 2.3.

          "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations promulgated thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

          "Event of Default" shall have the meaning set forth in 6.1.

          "Exchange Act" shall have the meaning set forth in 2.3.

          "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Adjusted Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and the Restricted Subsidiaries, and
(ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and the Restricted Subsidiaries payable or recognizable during such period.

          "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), not including payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, (ii) all Indebtedness of such Person evidenced by notes, bonds, debentures or similar instruments, not including payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, (iii) all Capitalized Rentals of such Person, and (iv) all Guaranties by such Person of obligations of others of the kind set forth in clauses (i) through (iii) above.

          "Funding Date" shall have the meaning set forth in 1.2.

          "GAAP" shall mean at any time generally accepted accounting principles as in effect at such time in the United States.

          "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or any other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, any Guaranties in respect of Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and any Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Guarantors" shall have the meaning set forth in 1.1.

          "Guaranty" shall have the meaning set forth in 1.1.

          "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals of such Person and (v) Guaranties of such Person of obligations of others of the character referred to in this definition.

          "Institutional Holder" shall mean any insurance company, bank,savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

          "Intangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and the Restricted Subsidiaries which are not Tangible Assets.

          "Interest Charges" for any period shall mean all interest and amortization of debt discount and expense on each particular item of Indebtedness for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

          "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-ack agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

          "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

          "Major Holders" shall have the meaning set forth in Paragraph 20 of Exhibit B hereto.

          "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such payment of each dollar of principal being prepaid

(taking into account the application of such prepayment required by 2.1) and the amount of interest (exclusive of interest accrued to the date of payment) that would have been payable in respect of such dollar if such payment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal or higher than 6.94%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

               "Reinvestment Rate" shall mean 0.6% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the date upon which payment of premium is required hereunder with respect to the outstanding principal amount of the Notes to be prepaid or accelerated, on the display designated as "Page 8004" on the Telerate Service (or such other display as may replace Page 8004 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such outstanding principal as of such date upon which the payment of premium is required hereunder, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
     (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the date upon which the payment of premium is required hereunder with respect to such outstanding principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Weighted Average Life to Maturity of such outstanding principal as of such date upon which the payment of premium is required hereunder. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

               "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of 2.1, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

          "Memorandum" shall have the meaning set forth in paragraph 4 of Exhibit B hereto.

          "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company or one or more of the Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          "Multiemployer Plan" shall have the same meaning as in ERISA.

          "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and the Restricted Subsidiaries during such period, (iii) Patronage Dividends recognized by the Company during such period and (iv) Fixed Charges of the Company and the Restricted Subsidiaries during such period.

          "Note Register" shall have the meaning set forth in 9.1.

          "Notes" shall have the meaning set forth in 1.1.

          "Other Liens" shall have the meaning set forth in 5.20.

          "Overdue Rate" shall mean the lesser of (i) the maximum rate permitted by applicable law and (ii) the greater of (A) 8.94% or (B) 2% above the rate of interest publicly announced by The Chase Manhattan Bank (National Association) from time to time as its Prime Rate, effective as of the effective date of the change of such Prime Rate, in either case calculated from the date each overdue payment was due until paid in full.


          "Patronage Dividends" means "patronage dividends" as such term is defined in Section 1388(a) of the Code which patronage dividends may be excluded from taxable income pursuant to Section 1382(b) of the Code.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

          "Priority Debt" shall mean the sum of (a) all unsecured Current Debt and Funded Debt of Restricted Subsidiaries plus (b) all Funded Debt and Current Debt of the Company and the Restricted Subsidiaries secured by Liens described in 5.10(h); provided that Guaranties by Restricted Subsidiaries of Funded Debt of the Company existing on the date of this Agreement (including without limitation, the Guaranty) shall be deemed not to be Priority Debt.

          "Purchasers" shall have the meaning set forth in 1.1.

           The term "rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by any Person, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. The term "Rentals" shall mean rentals payable by the Company or a Restricted Subsidiary.

          "Reportable Event" shall have the same meaning as in ERISA.

          "Restricted Payments" shall have the meaning set forth in 5.11.

          "Restricted Subsidiary" shall mean (a) any Subsidiary (i) which is organized under the laws of any State of the United States; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company and (b) Badger Assurance, Ltd., a Bermuda corporation, so long as a majority of each class of its capital stock is legally and beneficially owned by the Company and the Restricted Subsidiaries.

          "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          "Section" shall refer to sections of this Agreement unless otherwise specified.

          "Stockholders' Equity" shall mean "Stockholders' Equity" as shown on the consolidated balance sheet of the Company and the Restricted Subsidiaries.

          "Sublease Rental Income" shall mean all rentals received by the Company and the Restricted Subsidiaries from the sublease by the Company or any Restricted Subsidiary, as sublessor, of any real or personal property leased by the Company or any Restricted Subsidiary, as lessee, to any Person that is not the Company or a Restricted Subsidiary.

          The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

          "Tangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and the Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets, and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

          "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

          "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Company or one or more of its Wholly-owned Subsidiaries.

          Section 8.2 Accounting Principles; Construction. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. Unless otherwise expressly provided herein, the term "or" shall mean "and/or".

          Section 8.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

     SECTION 9.     MISCELLANEOUS.

          Section 9.1 Registration and Transfer of Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register (the "Note Register") in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes that the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

          The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

          Section 9.2 Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is theowner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

          Section 9.3 Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution, delivery and administration (expenses in connection with such administration to be limited to $50,000 in the aggregate) of this Agreement, the
Guaranty, the Notes and each of the other documents and agreements contemplated hereby or thereby and the transactions contemplated by any of the foregoing, including but not limited to the reasonable charges and disbursements of Baker & Botts, L.L.P., your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, expenses incurred in obtaining a Private Placement Number from Standard & Poor's Corporation with respect to the Notes being purchased by you, and all such expenses relating to any amendment, waiver or consent relating to the provisions hereof, of the Guaranty or the Notes or of any other document or agreement contemplated hereby or thereby, including, without limitation, any amendment, waiver, or consent resulting from anywork-out, renegotiation or restructuring relating to the performance by the Company or the Guarantors of its or their obligations under this Agreement, the Guaranty, the Notes or any other document or agreement contemplated hereby or thereby. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Guaranty, the Notes or any other document or agreement contemplated hereby or thereby, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement, the Guaranty, the Notes or any other document or agreement contemplated hereby or thereby.

          Section 9.4    Powers and Rights Not Waived; Remedies Cumulative.
No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

          Section 9.5 Notices. All communications provided for hereunder shall be in writing and, if to you, delivered by overnight air courier or by facsimile communication, in each case addressed to you at your address appearing on Schedule I hereto or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered by overnight air courier or by facsimile communication, to the Company at 23000 Roundy Drive, Pewaukee, Wisconsin 53072, Attention: Treasurer or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note or Notes initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I hereto, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in
Schedule I hereto, or, in either case, as you or a subsequent holder of any
Note initially issued to you may designate to the Company in writing and also provided that any notice provided by facsimile communication must also be provided within three days thereafter by overnight air courier, provided further that if such notice provided by facsimile communication is not also provided as required by the immediately preceding proviso, such notice provided by facsimile communication shall only be effective as of the date and to the extent actually received.

          Section 9.6 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Note.

          Section 9.7 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Funding Date, shall survive the closing and the delivery of this Agreement and the Notes and all such covenants, representations and warranties with respect to 9.3 shall survive the payment of the Notes.

          Section 9.8 Maximum Interest Payable. The Company, you and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes, the Guaranty or any instrument pertaining to or relating to this Agreement, the Guaranty or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, neither the Company, the Guarantors nor any other party liable or to become liable hereunder, under the Guaranty, under the Notes or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this 9.8 shall control over all other provisions of this Agreement, the Guaranty, the Notes, or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by you or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by you or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by you or such holder, respectively. All amounts paid or agreed to be paid in connection such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Agreement. "Applicable law" as used in this 9.8 means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including but not limited to laws of the State of New York and of the United States of America, and "maximum rate" as used in this 9.8 means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest which under applicable law may be charged to the Company from time to time with respect to such Notes.

          Section 9.9 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

          Section 9.10 Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

          Section 9.11 Jurisdiction; Venue; Service of Process. To the extent permitted by applicable law, the Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and any State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or any note or the transactions contemplated hereby or thereby. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company further waives any objection to venue in such state and any objection to any action or proceeding in such state on the basis of forum non conveniens. Nothing in this 9.11 shall affect the right of any holder of a Note to bring any action or proceeding against the Company or its properties in the courts of any other jurisdiction.

          (a) In the case of the courts of the State of New York or of the United States sitting in New York City,New York, the Company hereby irrevocably designates, appoints, and empowers CT Corporation System (the "Process Agent") (which has consented thereto) with offices on December 22, 1993 at 1633 Broadway, New York, New York 10019,as agent to receive for and on behalf of the Company service of process in the State of New York. The Company further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the applicable laws in effect inthe County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of the Company, and to admit service with respect thereto.

          (b) Upon service of process being made on the Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to the Company by air courier, at its address set forth at the top of page 1 of this Agreement, or to such other address as the Company may notify the Process Agent in writing. Service upon the Process Agent as aforesaid shall be deemed to be personal service on the Company and shall be legal and binding upon the Company for all purposes, notwithstanding any failure of the Process Agent to mail copies of such legal process thereto, or any failure on the part of the Company to receive the same.

          (c) The Company agrees that it will at all times continuously main-tain an agent to receive service of process in the County of New York on its behalf. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for the Company to receive service of process in the County of New York on its behalf or the Company shall have changed its address without notification thereof to the Process Agent, the Company, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in New York City, New York and advise you,or any subsequent holder of a Note, thereof, or shall notify the Process Agent of its then current correct address.

          (d) Nothing contained in this section shall preclude you, or any subsequent holder of a Note, from bringing any legal suit, action or proceeding against the Company in the courts of any jurisdiction where the Company or any of its property or assets may be found or located.

          Section 9.12 Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof;

          Section 9.13 Additional Indebtedness. Subject to the terms and provisions hereof, the Company may, from time to time,issue and sell additional senior promissory notes and may, in connection with the documentation thereof, incorporate by reference various provisions of this Agreement. Such incorporation by reference shall not modify, dilute or otherwise affect the terms and provisions hereof or of the Guaranty including, without limitation, the priority of the Notes and the percentage of the Notes required to approve an amendment or effectuate a waiver under the provisions of 7 or the percentages of the Notes required to accelerate the Notes or rescind such an acceleration under the provisions of 6.

         The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                   ROUNDY'S, INC.

                                   By:  /s/ Edward G. Kitz
                                      ----------------------------
                                   Name:  Edward G. Kitz
                                   Title: Vice President & Treasurer

Accepted as of December 22, 1993.

                                   THE VARIABLE ANNUITY LIFE
                                   INSURANCE COMPANY


                                   By:  /s/ Julia S. Tucker
                                      ----------------------------
                                   Name:     Julia S. Tucker
                                   Title:    Investment Officer

Accepted as of December 22, 1993.

                                   THE LIFE INSURANCE COMPANY OF
                                   VIRGINIA


                                   By:  /s/ James F. Walters
                                      ------------------------------
                                   Name:    James F. Walters
                                   Title:   Assistant Vice President


Accepted as of December 22, 1993.

                                   PHOENIX HOME LIFE MUTUAL
                                   INSURANCE COMPANY


                                   By:  /s/ Nelson Correa, CFA
                                      -----------------------------
                                   Name:     Nelson Correa, CFA
                                   Title:    Managing Director

Accepted as of December 22, 1993.

                                   PHOENIX AMERICAN LIFE
                                   INSURANCE COMPANY

                                   By:  /s/ Nelson Correa, CFA
                                      ----------------------------
                                   Name:     Nelson Correa, CFA
                                   Title:    Managing Director

Accepted as of December 22, 1993.


                                   WASHINGTON NATIONAL
                                   INSURANCE COMPANY



                                   By:  /s/ C. Bruce Dunn
                                      ---------------------------
                                   Name:   C. Bruce Dunn
                                   Title:  Director of Investments


Accepted as of December 22, 1993.


                                   TMG LIFE INSURANCE COMPANY

                                   By:  The Mutual Group (U.S.), its Agent



                                   By:  /s/ Michael J. Steppe
                                      --------------------------
                                   Name:     Michael J. Steppe
                                   Title:    Vice President



                                   By:  /s/ Michael J. Carew
                                      ----------------------------
                                   Name:   Michael J. Carew
                                   Title:  Assistant Vice President

                                 SCHEDULE I

                             SCHEDULE OF PURCHASERS


                                         AGGREGATE
                                         PRINCIPAL
                                         AMOUNT OF
                                         NOTES TO BE      NOTE
                                         PURCHASED     DENOMINATION
                                      --------------- ---------------
PURCHASER
- ---------

The Variable Annuity Life
Insurance Company                      $20,000,000       $20,000,000


(1) All payments on account of Notes
held by such Purchaser shall be made
by wire transfer (excluding from the
terms "wire transfer", transfers
conducted through any Automated
Clearing House) of immediately
available fund for credit to:
ABA # 011000028

State Street Bank and Trust Company
Boston, MA  02101

Re:  The Variable Annuity Life
Insurance Company
Account No. 0125-821-9
OBI = Description of Payment
Fund Number PA 54

Each such wire transfer shall set
forth the name of the Company, the
full title (including the coupon
rate and final maturity date) of the
Notes and the amounts to be applied
to principal, interest and premium.

(2) Address for all notices relating
to payments:

The Variable Annuity Life Insurance
Company and PA 54
c/o State Street Bank & Trust
Company
Ann Hutchinson Offices, 2nd Floor
108 Myrtle Street
North Quincy, MA  02171
Facsimile Number:
(617) 985-4923
with a copy to:

The Variable Annuity Life Insurance
Company
c/o American General Corporation
2929 Allen Parkway
Houston, Texas  77019
Attn:  Private Placements A37-01
Facsimile Number:
(713) 831-1366

(3) Address for all other
communications and notices:

The Variable Annuity Life Insurance
Company
c/o American General Corporation
2929 Allen Parkway
Houston, Texas  77019
Attn:  Private Placements A37-01
Facsimile Number:
(713) 831-1366

(4)  Tax Identification No.:
     74-1625348

                                         AGGREGATE
                                         PRINCIPAL
                                         AMOUNT OF
                                         NOTES TO BE      NOTE
                                         PURCHASED     DENOMINATION
                                      --------------- ---------------
PURCHASER
- ---------
The Life Insurance Company of
Virginia                                $10,000,000     $10,000,000


(1) All payments on account of
Notes held by such Purchaser shall
be made by wire transfer (excluding
from the terms "wire transfer",
transfers conducted through any
Automated Clearing House) of
immediately available fund for
credit to: ABA # 051000020

Crestar Bank
919 East Main Street
Richmond, VA  23230

Re:  The Life Insurance Company of
Virginia
Account No. 10-00-527

Each such wire transfer shall set
forth the name of the Company, the
full title (including the coupon
rate and final maturity date) of
the Notes and the amounts to be
applied to principal, interest and
premium.

(2) Address for all notices
relating to payments:

The Life Insurance Company of
Virigina
P.O. Box 27601
Richmond, VA  23231
Attention:  Treasurer
Facsimile Number:
(804) 281-6398

(3) Address for all other
communications and notices:

The Life Insurance Company of
Virginia
P.O. Box 27424
Richmond, VA  23261
Attention:  Fixed Income Division
Facsimile Number:
(804) 281-6398

(4)  Tax Identification No.:
     54-0283385

                                         AGGREGATE
                                         PRINCIPAL
                                         AMOUNT OF
                                         NOTES TO BE      NOTE
                                         PURCHASED     DENOMINATION
                                      --------------- ---------------
PURCHASER
- ---------
Phoenix Home Life Mutual Insurance
Company                                 $5,000,000      $5,000,000

(1) All payments on account of Notes
held by such Purchaser shall be made
by wire transfer (excluding from the
terms "wire transfer", transfers
conducted through any Automated
Clearing House) of immediately
available fund for credit to:
ABA # 021000021

The Chase Manhattan Bank (National
Association)
New York, New York
BNF = SSG Private Income
Processing/AC-9009000200

Re:  Phoenix Home Life
Account No. G05689143
OBI = Description of Security

Each such wire transfer shall set
forth the name of the Company, the
full title (including the coupon
rate and final maturity date) of the
Notes and the amounts to be applied
to principal, interest and premium.

(2) Address for all notices relating
to payments:

Phoenix Home Life Mutual Insurance
Company
One American Row
Hartford, CT  06115
Attention:  Private Placements
Facsimile Number:
(203) 725-5451

(3) Address for all other
communications and notices:

Phoenix Home Life Mutual Insurance
Company
One American Row
Hartford, CT  06115
Attention:  Private Placements
Facsimile Number:
(203) 725-5451

(4)  Tax Identification No.:
     06-0493340

                                         AGGREGATE
                                         PRINCIPAL
                                         AMOUNT OF
                                         NOTES TO BE      NOTE
                                         PURCHASED     DENOMINATION
                                      --------------- ---------------
PURCHASER
- ---------
Phoenix American Life Insurance
Company                                $5,000,000      $5,000,000

(1) All payments on account of Notes
held by such Purchaser shall be made
by wire transfer (excluding from the
terms "wire transfer", transfers
conducted through any Automated
Clearing House) of immediately
available fund for credit to:
ABA # 021000021

The Chase Manhattan Bank (National
Association)
New York, New York
BNF = SSG Private Income
Processing/AC-90090000200

Re:  Phoenix American Life
Account No. G05465

Each such wire transfer shall set
forth the name of the Company, the
full title (including the coupon
rate and final maturity date) of the
Notes and the amounts to be applied
to principal, interest and premium.

(2) Address for all notices relating
to payments:

Phoenix American Life Insurance
Company
c/o Phoenix Home Life Mutual
Insurance Company
One American Row
Hartford, CT  06115
Attention:  Private Placements
Facsimile Number:
(203) 725-5451

(3) Address for all other
communications and notices:

Phoenix American Life Insurance
Company
c/o Phoenix Home Life Mutual
Insurance Company
One American Row
Hartford, CT  06115
Attention:  Private Placements
Facsimile Number:
(203) 725-5451

(4)  Tax Identification No.:
     06-0893662

                                         AGGREGATE
                                         PRINCIPAL
                                         AMOUNT OF
                                         NOTES TO BE      NOTE
                                         PURCHASED     DENOMINATION
                                      --------------- ---------------
PURCHASER
- ---------
Washington National Insurance
Company                                $3,000,000       $3,000,000

(1) All payments on account of Notes
held by such Purchaser shall be made
by wire transfer (excluding from the
terms "wire transfer", transfers
conducted through any Automated
Clearing House) of immediately
available fund for credit to:
ABA # 071000039

Continental Bank
Trust Securities
Level A Clark - Window 41
231 South La Salle Street
Chicago, Illinois  60697

Re:  Washington National Insurance
Company
Account No. 303010001773

Each such wire transfer shall set
forth the name of the Company, the
full title (including the coupon
rate and final maturity date) of the
Notes and the amounts to be applied
to principal, interest and premium.

(2) Address for all notices relating
to payments:

Continental Bank
Trust Securities
Level A Clark - Window 41
231 South La Salle Street
Chicogo, Illinois  60697

With a copy to:

Washington National Insurance
Company
Attention:  Investment Department
300 Tower Parkway
Lincolnshire, Illinois  60069
Facsimile Number:
(708) 793-3636

(3) Address for all other
communications and notices:

Washington National Insurance
Company

Attention:  Investment Department
300 Tower Parkway
Lincolnshire, Illinois  60069
Facsimile Number:
(708) 793-3636

(4)  Tax Identification No.:
     36-1933760

                                         AGGREGATE
                                         PRINCIPAL
                                         AMOUNT OF
                                         NOTES TO BE      NOTE
                                         PURCHASED     DENOMINATION
                                      --------------- ---------------
PURCHASER
- ---------
TMG Life Insurance Company             $2,000,000      $2,000,000

(1) All payments on account of Notes
held by such Purchaser shall be made
by wire transfer (excluding from the
terms "wire transfer", transfers
conducted through any Automated
Clearing House) of immediately
available fund for credit to:
ABA # 091000019

Federal Reserve Bank Minneapolis
Norwest Bank MN/Trust
Credit Account # 08-40-245
For Credit to TMG Life Universal

Account No. 12250600
Contact: Jane Busch

Each such wire transfer shall set
forth the name of the Company, the
full title (including the coupon
rate and final maturity date) of the
Notes and the amounts to be applied
to principal, interest and premium.

(2) Address for all notices relating
to payments:

The Mutual Group (U.S.)
401 Executive Drive
Brookfield, WS  53008
Attention:  Lisa Harris
Facsimile Number:
(414) 797-3988

(3) Address for all other
communications and notices:

The Mutual Group (U.S.)
401 Executive Drive
Brookfield, WS  53008
Attention:  Lisa Harris
Facsimile Number:
(414) 797-3988

(4)  Tax Identification No.:
     45-0208990

                                 SCHEDULE II

                  INVESTMENTS AS OF December 22, 1993

                                 ATTACHED

                 INVESTMENTS AS OF DECEMBER 22, 1993
- ----------------------------------------------------------------------------

INVESTMENTS OF THE COMPANY AND SUBSIDIARIES

A. ROUNDY'S, INC.

   1.  COMMON STOCK OF SUBSIDIARIES

       HOLT PUBLIC STORAGE, INC.                          1,000
       SUPER MARKETING PRODUCTIONS, INC.                  1,000
       SCOT LAD FOODS, INC.                           5,000,000
       OLD TIME, INC.                                     1,000
       R.P.D., INC.                                         100
       KEE WHOLESALE, INC.                               10,000
       ROPAK, INC.                                      225,000
       JONDEX CORP.                                     250,000
       WFC FOODS, INC.                                9,187,500
       BADGER ASSURANCE, LTD.                         1,920,000
       CEDARBURG DAIRY, INC.                          5,301,206
       KEE TRANS, INC.                                    1,000
       I.T.A., INC.                                       1,000
       MIDLAND GROCERY OF MICHIGAN, INC.                    500

   2.  DIRECT LOANS AND FINANCING LEASES:
       AGGREGATE AMOUNT OF 32 LOANS AND FINANCE LEASES WITH CUSTOMERS (AND OTHERS) AT 12-22-93: $9,331,800

   3.  GURANTEES OF CUSTOMER LOANS AND LEASES:
       AGGREGATE AMOUNTOF 14 GUARANTEES AT 12--22-93:  $4,394,800

B. ROPAK, INC.
   1.  COMMON STOCK OF SUBSIDIARIES:

       SHOP-RITE, INC.                                   50,100
       INSURANCE PLANNERS, INC.                          30,000
       BILLRD AVE. SHOP-RITE, INC.                       10,000
       PICK 'N SAVE WAREHOUSE FOODS, INC.                10,000
       W. MARKETING, INC.                                10,000
       BOSTON MARKETING, INC.                            10,000
       ADAMS WINE & LIQUOR, LTD.                          1,000

C. INSURANCE PLANNERS, INC.
   1.  COMMON STOCK OF SUBSIDIARIES:

       I.P. INSURANCE AGENCY, INC.                        3,725

D. SHOP-RITE
   1.  COMMON STOCK OF SUBSIDIARIES:

       UNITED FOODS OF HARTFORD, INC.                    80,000
       UNITED FOODS OF WEST BEND, INC.                   75,000

E. SCOT LAD FOODS, INC.
   1.  COMMON STOCK OF SUBSIDIARIES:

       SPRING LAKE MECHANDISE, INC.                     500,000
       BONNIE BAKING CO., INC.                            1,000
       CARDINAL FOODS, INC.                           5,628,895
       SCOT LAD-LIMA, INC.                                  500

   2.  DIRECT LOANS AND FINANCING LEASES:
       AGGREGATE AMOUNT OF 81 LOANS AND FINANCE LEASES WITH CUSTOMERS (AND OTHERS) AT 12-22-93: $11,083,100

   3.  GUARANTEES OF CUSTOMER LOANS AND LEASES:
       AMOUNT OF ONE GUARANTEE AT 12-22-93:  $466,500

F. MIDLAND GROCERY OF MICHIGAN, INC.:
   1.  COMMON STOCK OF SUBSIDIARIES:

       PNS CADILLAC, INC.                                 1,000
       PNS ST. JOHN'S, INC.                               1,000
       PNS #4, INC. (BONSER)                             10,000
       PNS LUDINGTON, INC. (MOR FOR LESS)                 1,000

   2.  DIRECT LOANS AND FINANCE LEASES:
       AGGREGATE AMOUNT OF 10 LOANS AND FINANCE LEASES WITH CUSTOMERS (AND OTHERS) AT 12-22-93: $2,053,300

G. JONDEX CORP.
   1.  DIRECT FINANCE LEASES:
       AGGREGATE AMOUNT OF 8 LOANS AND FINANCE LEASES WITH CUSTOMERS (AND OTHERS) AT 12-22-93: $4,067,800

   2.  INVESTMENT IN ONE LIMITED PARTNERSHIP AT 12-22-93:  $190,900

H. BADGER ASSURANCE, LTD.
   1.  BANK TIME DEPOSITS:  $ 536,900

I. CARDINAL FOODS, INC.
   1.  COMMON STOCK OF SUBSIDIARIES:

       MR. MONEYSWORTH, INC.                          5,035,768
       MIDLAND GROCERY COMPANY (20%)                     62,400
       COLUMBUS LEASING GROUP, INC.                     216,438
       PNS VAN WERT, INC.                               100,000
       ENGLEWOOD CARDINAL SUPERMARKET, INC.                 500

   2.  DIRECT LOANS AND FINANCING LEASES:
       AGGREGATE AMOUNT OF 12 LOANS AND FINANCE LEASES WITH CUSTOMERS (AND OTHERS) AT 12-22-93: $1,973,900

   3.  GUARANTEES OF CUSTOMERS LOANS AND LEASES:
       AGGREGATE AMOUNT OF 9 GUARANTEES AT 12-22-93:  $2,903,100

J. MR. MONEYSWORTH, INC.
   1.  COMMON STOCK OF SUBSIDIARIES:

       MIDLAND GROCERY COMPANY (80%)                    249,600

                              EXHIBIT A

                              ROUNDY'S, INC.
                            6.94% Senior Note
                          Due December 15, 2003

PPN:

No.

$                                                          --------,---

         Roundy's, Inc., a Wisconsin corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                  on the fifteenth day of December, 2003
                          the principal amount of


                                                  DOLLARS($               )
                                                           ---------------
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months)on the principal amount from time to time remaining unpaid hereon at the rate of 6.94% per annum from the date hereof until maturity, payable semi-annually on the fifteenth day of each June and December in each year(commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable)on any overdue installment of interest,at the Overdue Rate (as defined in the Note Agreements hereinafter referred to) after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof, premium,if any,and interest hereon are payable at the main office of The Chase Manhattan Bank (National Association) in lawful money of the United States of America.

         This Note is one of the 6.94% Senior Notes, due December 15, 2003, of the Company in the aggregate principal amount of $45,000,000 (collectively,the "Notes"), issued under and pursuant to the terms and provisions of the six separate Note Agreements, each dated as of December 22, 1993 (the"Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Agreements.

         The payment of the principal of, premium, if any, and interest on this Note has been severally guaranteed by Scot Lad Foods, Inc., a Wisconsin corporation, Cardinal Foods, Inc., a Delaware corporation, and Shop-Rite, Inc., a Wisconsin corporation, pursuant to a Guaranty Agreement dated as of December 22, 1993.

        This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be governed by and construed in accordance with New York law.

                                  ROUNDY'S, INC.



                                  By:
                                     -------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:
                                       ----------------------------------

         FOR VALUE RECEIVED, the undersigned Guarantor hereby unconditionally guarantees severally and not jointly with any other person the payment of the principal of, the premium (if any) and the interest on the Note to which this Guaranty is attached when due under the terms thereof or of the Note Agreements referred to therein all as more fully provided in such Note Agreements. The Guarantor hereby agrees that the Note Agreements and such Note may be modified, amended, and supplemented in any manner, including the renewal or extension of any kind of such Note, without consent of the Guarantor, and that no such modification, amendment, supplement, renewal or extension and no invalidity of the Note Agreements or of such Note shall release, affect or impair the liability of the undersigned hereunder.


                                  SCOT LAD FOODS, INC.



                                  By:
                                     -------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:
                                        ----------------------------------

         FOR VALUE RECEIVED, the undersigned Guarantor hereby unconditionally guarantees severally and not jointly with any other person the payment of the principal of, the premium (if any) and the interest on the Note to which this Guaranty is attached when due under the terms thereof or of the Note Agreements referred to therein all as more fully provided in such Note Agreements. The Guarantor hereby agrees that the Note Agreements and such Note may be modified, amended, and supplemented in any manner, including the renewal or extension of any kind of such Note, without consent of the Guarantor, and that no such modification, amendment, supplement, renewal or extension and no invalidity of the Note Agreements or of such Note shall release, affect or impair the liability of the undersigned hereunder.


                                  CARDINAL FOODS, INC.



                                  By:
                                     -------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:
                                        ----------------------------------

         FOR VALUE RECEIVED, the undersigned Guarantor hereby unconditionally guarantees severally and not jointly with any other person the payment of the principal of, the premium (if any) and the interest on the Note to which this Guaranty is attached when due under the terms thereof or of the Note Agreements referred to therein all as more fully provided in such Note Agreements. The Guarantor hereby agrees that the Note Agreements and such Note may be modified, amended, and supplemented in any manner, including the renewal or extension of any kind of such Note, without consent of the Guarantor, and that no such modification, amendment, supplement, renewal or extension and no invalidity of the Note Agreements or of such Note shall release, affect or impair the liability of the undersigned hereunder.


                                  SHOP-RITE, INC.



                                  By:
                                     -------------------------------------
                                  Name:
                                       -----------------------------------
                                  Title:

                                        ----------------------------------

                                EXHIBIT B
                      REPRESENTATIONS AND WARRANTIES


         The Company represents and warrants to you as follows:

    1. Subsidiaries. Annex 1 attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company or the Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex 1 constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

    2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,

         (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

         (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

         (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

    3. Cooperative Status. The Company is an organization operating on a cooperative basis within the meaning of Subchapter T of the Code and as such may exclude from its taxable income amounts paid as patronage dividends pursuant to Section 1382(b) of the Code.

    4. Business and Property. You have heretofore been furnished with a copy of the Memorandum dated October, 1993 (the "Memorandum") prepared by the Company, SPP Hambro & Co. and NBD Bank, N.A. which generally sets forth the business conducted and proposed to be conducted by the Company and the Subsidiaries and the principal properties of the Company and the Subsidiaries.

    5. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of the Saturday nearest to December 31 for each of the years 1988 to 1992, both inclusive, and the statements of earnings and stockholder's equity and cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche or Deloitte,Haskins & Sells, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of October 2, 1993, and the unaudited statements of earnings and stockholders' equity and cash flows for the 39-week period ended on such date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of such date and the results of their operations and changes in their financial position or cash flows for such period.

         (b) Since January 2, 1993, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

    6. Indebtedness. Annex 2 attached hereto correctly describes all Current Debt, Funded Debt, Liens securing Indebtedness,Capitalized Leases and Long-Term Leases of the Company and the Restricted Subsidiaries outstanding on the date of the Agreements.

    7. Full Disclosure. Neither the financial statements referred to in paragraph 5 hereof nor the Agreements, the Memorandum (except for certain industry information contained on pages 1, 10, 41 through 43, and 51 through 57 of the Memorandum and Exhibits 4, 5 and 6 to the Memorandum, none of which the Company participated in preparing) or any other written statement furnished by or on behalf of the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or the Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Company and the Restricted Subsidiaries, taken as a whole.

    8. Pending Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary,or any property or rights of the Company or any Restricted Subsidiary, in any court or before any governmental authority or arbitration board or tribunal which involves the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Company and the Restricted Subsidiaries. There is no action, suit, investigation or proceeding pending or threatened against or affecting the Company or any Restricted Subsidiary that purports to affect the validity or enforceability of this Agreement, the Guaranty or any Note.

    9. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple(or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including those reflected in the most recent balance sheet referred to in paragraph 5 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements. All leases necessary for the conduct of the respective businesses of the Company and the Restricted Subsidiaries are valid and subsisting and are in full force and effect.

    10. Patents and Trademark. The Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks,copyright, licenses,permits, franchises and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others. No violation or default (or waiver thereof that is conditional or limited in duration)exists under any of the foregoing or of any agreement related thereto.

    11. Sale Is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes:

         (a)  are within the corporate powers of the Company;

         (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (whether or not such default shall have been waived) under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

         (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise),executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

    12. No Defaults. No Default or Event of Default has occurred and is continuing. Neither the Company nor any Restricted Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt. There exists no default (or waiver thereof that is conditional or is limited in duration) under any instrument or agreement under any Funded Debt or Current Debt, or subject to which any Funded Debt or Current Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice,or both, would constitute an event of default thereunder.

    13. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

    14. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1988, the Federal income tax liability of the Company and the Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and the Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it or any Restricted Subsidiary for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since such date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

    15. Use of Proceeds. The net proceeds from the sale of the Notes will be used to reduce outstanding Indebtedness under the Credit Agreement. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Exchange Act,or any regulation issued pursuant thereto, neither will any of such transactions violate or result in a violation of, or constitute this transaction a "purpose credit" within the meaning of, Regulations G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter III. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Exchange Act.

    16. Private Offering. Neither the Company, directly or indirectly,nor any agent on its behalf has offered or will offer the Notes, the Guaranty or any Security similar to either of them or has solicited or will solicit an offer to acquire the Notes, the Guaranty or any Security similar to either of them from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes, the Guaranty or any Security similar to either of them with any Person other than the Purchasers and not more than 93 other institutional investors, each of whom was offered the Guaranty and a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes,the Guaranty or any Security similar to either of them or has solicited or will solicit an offer to acquire the Notes, the Guaranty or any Security similar to either of them from any Person so as to bring the issuance and sale of the Notes or the Guaranty within the provisions of Section 5 of the Securities Act of 1933, as amended, or the Blue Sky laws of any applicable jurisdiction.

    17. ERISA. The consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each employee benefit plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company, any ERISA Affiliate nor, to the knowledge of the Company, any substantial employer(within the meaning of Section 4063 of ERISA) has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any employee benefit plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA and Section 412 of the Code nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post- retirement or post-employment "welfare benefit plan" (as such term is defined in ERISA)except as has been disclosed in writing to the Purchasers in footnote 7 to the Company's consolidated financial statements for the fiscal year ended January 2, 1993. For purposes of this paragraph, the term "employee benefit plan" shall have the meaning assigned such term under Section 3(3) of ERISA.

    18.  Compliance with Law. Neither the Company nor any Restricted Subsidiary
(a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit,franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

    19. Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum,crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the busi-ness,prospects,profits, properties or condition (financial or otherwise) of the Company or the Company and the Restricted Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Restricted Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 69001 et seq.).

    20.  Stockholders.  No single Person, or group (as defined in the Exchange
Act), is the beneficial owner of 5% or more of the Voting Stock of the Company other than Martin's Super Markets, Inc. (which owns 8.4% of such Voting Stock) and Mega Marts, Inc. (which owns 7.7% of such Voting Stock) (collectively, the "Major Holders").

    21. Insurance. The Company and each Restricted Subsidiary currently maintains insurance coverage with financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

    22. Public Utility Holding Company Act; Investment Company Act. Neither the Company nor any Restricted Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Restricted Subsidiary is or is directly or indirectly controlled by or acting on behalf of any Person that is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    23. Brokerage. All negotiations relative to this Agreement and the tran-sactions contemplated hereby have been carried on by the Company without the intervention of any Person that might give rise to a valid claim against you for a brokerage commission or other like payment(other than SPP Hambro & Co.and NBD Bank, N.A., the claims of which shall be solely for the account of the Company); and the Company agrees to indemnify and hold you harmless from and against any such claims.

    24. Labor Matters. No material work stoppage affecting the Company or any of the Restricted Subsidiaries is pending or threatened. There is no pending or threatened labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters or alleged Occupational Safety and Health Act violations involving the employees of the Company or any Restricted Subsidiary (excluding routine workers' compensation claims)that could materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Company and the Restricted Subsidiaries taken as a whole.

                                   ANNEX 1


                        SUBSIDIARIES OF THE COMPANY

                                 ATTACHED



                        SUBSIDIARIES OF THE COMPANY
                        ---------------------------
1.  RESTRICTED SUBSIDIARIES:

                                                   PERCENTAGE OF VOTING STOCK
        NAME OF              JURISDICTION OF           OWNED BY COMPANY AND
       SUBSIDIARY             INCORPORATION            EACH OTHER SUBSIDIARY
  --------------------    --------------------     --------------------------

  Badger Assurance, Ltd.       Bermuda             100% for all subsidiaries
                                                      listed.
  Cedarburg Dairy, Inc.       Wisconsin

  Holt Public Storage, Inc.   Wisconsin

  I.T.A., Inc.                Wisconsin

  Jondex Corp.                Wisconsin

  Kee Trans, Inc.             Wisconsin

  Kee Wholesale,Inc.          Wisconsin

  Old Time, Inc.              Wisconsin

  Ropak, Inc.                 Wisconsin

  R.P.D. of Wisconsin, Inc.   Wisconsin

  Scot Lad Foods, Inc.        Wisconsin

  Super Marketing Productions,
    Inc.                      Wisconsin

  Midland Grocery of Michigan,
    Inc.                      Michigan

  WFC Foods, Inc.             Illinois

  Adams WIne & Liquor, Ltd.   Wisconsin

  Boston Marketing, Inc.      Wisconsin

  Insurance Planners          Wisconsin

  Pick 'n Save Warehouse
     Foods, Inc.              Wisconsin

  Shop-Rite, Inc.             Wisconsin

  Villard Avenue Shop-Rite,
     Inc.                     Wisconsin

  W. Marketing, Inc.          Wisconsin

  Pick 'n Save-Ludington,
     Inc.                     Michigan

  PNS Cadillac, Inc.          Michigan

  PNS St. John's, Inc.        Michigan

  PNS #4, Inc.                Michigan

  I.P. Insurance Agency,Inc.  Ohio

  United Foods of Hartford,
     Inc.                     Wisconsin

  United Foods of West Bend,
     Inc.                     Wisconsin

  Spring Lake Merchandise,
     Inc.                     Ohio

  Bonnie Baking Co., Inc.     Indiana

  Scot Lad Lima, Inc.         Ohio

  Cardinal Foods, Inc.        Delaware

  Mr. Moneysworth, Inc.       Ohio

  PNS Van Wert, Inc.          Ohio

  The Midland Grocery
     Company                  Ohio

  Columbus Leasing Group,Inc. Ohio

  Englewood Cardinal
     Supermarket, Inc.        Ohio

2.  SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

                              None

                                ANNEX 2

                     DESCRIPTION OF DEBT, LIENS AND
                          LEASES OF THE COMPANY

                                 ATTACHED



                     DESCRIPTION OF DEBT, LIENS AND
                          LEASES OF THE COMPANY
                     -------------------------------

1. Current Debt of the Company and its Restricted Subsidiaries outstanding on December 22, 1993, is as follows: see attached

2. Funded Debt (other than Capitalized Rentals) of the Company and its Restricted Subsidiaries outstanding on December 22, 1993, is as follows: see attached

3. Liens securing indebtedness of the Company and its Restricted Subisidiaries outstanding December 22, 1993, is as follows: see attached

4. Capitalized Leases of the Company and its Restricted Subsidiaries outstanding December 22, 1993, is as follows: see attached

5. Long-Term Leases of the Company and its Restricted Subsidiaries outstanding December 22, 1993, is as follows: see attached

ROUNDY'S, INC. & SUBSIDIARIES
RENTAL PAYMENTS AND SUBLEASING RENTALS
DECEMBER 22, 1993

                                   RENTAL PAYMENTS
                           ---------------------------        SUBLEASE
    DIVISION                 MINIMUM       CONTINGENT          RENTALS
- -------------------        -----------   -------------      ------------

MILWAUKEE                     42,489
HOLT-MILW                    428,487
MAZOMANIE                    737,440                            33,515
WESTVILLE                  2,064,664
LIMA                         291,043                           216,801
ELDORADO                      18,985                            26,000
SOUTH BEND                   154,054
CARDINAL FOODS             2,097,674                           169,675
MIDLAND-WV                   160,266
SPRING LAKE                  507,377                            17,000
LAKE END                     248,820
AMA-EVANSVILLE               206,597
MIDLAND-MI                   373,737                            67,657
CDI                           83,733
OLD TIME                      53,100
RDY'S RETAIL                 677,346          91,814
CARDINAL RETAIL              561,145                           583,201
CARDINAL FOOD GALLERIES      389,316                           205,815
CARDINAL-WILSON               22,167
MICHIGAN RETAIL              591,234
CORPORATE                  1,248,715
KEE TRANS                  2,240,170
JONDEX                     3,232,007                         2,430,942
JONDEX                    19,011,285                        13,478,080
JONDEX                     1,086,284         271,554           346,486
JONDEX                                                         965,655
JONDEX                       250,000                            49,483
                        -------------    ------------       ------------
TOTAL                     36,778,135         363,368        18,590,310
                        =============    ============       ============

Roundy's, Inc.
Schedule of Long-Term Debt

                                     ----------------------------------------------------------------------------------------------
                                                                                                                            LTD
                                       Current      1995        1996        1997        1998     Thereafter    Total   Less Current
                                     ----------------------------------------------------------------------------------------------
Roundy's:
1997 10.31 Sr unsecured notes (TIAA)  2,000,000  2,000,000   2,000,000   2,000,000                           9,750,000   7,750,000
1999 10.31 Sr unsecured notes (TIAA)  1,500,000  1,500,000   1,500,000   1,500,000   1,500,000  1,500,000    9,000,000   7,500,000
1999 11.26 Sr unsecured notes (TIAA)  7,000,000  4,000,000   4,000,000   4,000,000   4,000,000  2,000,000   25,000,000  18,000,000
1995 4.88%-Chase Revolver                       47,000,000                                                  47,000,000  47,000,000
     6.00%
2008 7.57%-Connecticut Mutual           700,000    700,000     700,000   1,200,000   1,200,000 18,500,000   23,000,000  22,300,000
     8.26%
2001 9.26% Mass Mutual & Mutual
           of Mutual                  2,500,000  2,500,000   2,500,000   2,500,000   2,500,000  7,500,000   20,000,000  17,500,000

Jondex:
1995 9.00% J.B. McQuestion-Note                                750,000                                         750,000     750,000
Ohio:
1997 73.26%
     of PR Ohio IRB-Star Bank           208,472    208,472     208,472     104,234                             729,650     521,178
Midland-Michigan:
1995 9.75% J. Hancock Mortgage           81,699  1,504,122                                                   1,585,821   1,504,122
1995 7.00% Notes to Individuals          14,284                                                                 14,284
2006 10.0% Bonser's                      18,781     21,030      23,111      25,531      27,971    316,746      433,170     414,389
                                     ----------------------------------------------------------------------------------------------
Total Long-Term Debt excl. Cap
   Leases                            14,023,236 59,433,624  11,681,583  13,079,765   9,227,971  29.816.746 137,262,925 123,239,389

Capital Leases:
   Jondex         Total                 164,426                                                                604,752     440,326
   Cardinal       Total                 202,931                                                              1,165,105     962,174
                                     ----------                                                            -----------------------
      Total Capitalized Leases          367,357                                                              1,769,857   1,402,500
                                     ----------                                                            -----------------------

      Total per Balance Sheet        14,390,593                                   Total Long-Term Debt     139,032,782 124,642,189
                                     ==========                                                                        ===========
                                                                                  Less:  Current Portion   (14,390,593)
                                                                                                           ------------
                                                                                   LTD per Balance Sheet    124,642,189
                                                                                                           ============

                                 EXHIBIT C


             DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

    The closing opinion of Baker & Botts, L.L.P., special counsel to the Purchasers, called for by 4.1 of the Agreements, shall be dated the Funding Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and the corporate authority to execute and deliver the Agreements and to issue the Notes.

         2. Each of the Guarantors is a corporation, validly existing and in good standing under the laws of its state of incorporation. Each of the Guarantors has the corporate power and the corporate authority (i) to execute and deliver the Guaranty and (ii) to execute the guaranty attached to the Notes.

         3. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         5. The Guaranty has been duly authorized by all necessary corporate action on the part of each Guarantor, has been duly executed by an authorized officer of each Guarantor and delivered and constitutes the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         6. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

    The opinion of Baker & Botts, L.L.P. shall also state that the opinion of Robert G. Turcott, Esq. is satisfactory in scope and form to Baker & Botts, L.L.P. and that, in their opinion, the Purchasers are justified in relying thereon.

    In rendering the opinions set forth in paragraphs 1 and 2 above, Baker & Botts, L.L.P. may rely solely upon the opinion of Robert G. Turcott, Esq. and an examination of the respective charters of the Company and each Guaranto r certified by, and a certificate of good standing of each such Person from,the Secretary of State of the state of such Person's incorporation, and upon the By-laws of the Company and each Guarantor. In rendering the opinions set forth above, Baker & Botts, L.L.P. may rely solely upon the opinion of Robert G. Turcott, Esq. with respect to those matters governed by the laws of the State of Wisconsin.

    With respect to matters of fact upon which such opinion is based, Baker & Botts, L.L.P. may rely on appropriate certificates of public officials and officers of the Company upon the representations and warranties contained in the Note Agreement (including all Exhibits and Schedules thereto) and upon the letters of the placement agents to Baker & Botts, L.L.P., relating to the offering of the Notes and the Guaranty.



                                 EXHIBIT D

                      DESCRIPTION OF CLOSING OPINION
                         OF COUNSEL TO THE COMPANY


    The closing opinion of Robert G. Turcott, Esq., Vice President, Secretary and General Counsel of the Company, which is called for by 4.1 of the Agreements, shall be dated the Funding Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Wisconsin, has corporate power and authority and is duly authorized to enter into, deliver and perform the Agreements and to issue the Notes and incur the Indebtedness to be evidenced thereby and has full corporate power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

         2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the na-ture of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

         3. Each Agreement has been duly authorized by all necessary corporate action on the part of the Company,executed and delivered by the Company and if Wisconsin law were to be applied thereto, notwithstanding the choice of law provisions contained therein, would constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity
   (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. Under Wisconsin choice of law principles, in a properly presented case, the courts of the State of Wisconsin, and the courts of the United States of America sitting in the State of Wisconsin and applying the principles of conflicts of laws applied by the courts of the State of Wisconsin, would give effect to the governing law provisions found in 9.10 of the Agreements, in the Note and in Section 11 of the Guaranty.

         5. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed by authorized officers of the Company,have been delivered and if Wisconsin law were to be applied thereto, notwithstanding the choice of law provisions contained therein, would constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         6. The Guaranty has been duly authorized by all necessary corporate action on the part of each Guarantor, has been duly executed by an authorized officer of each Guarantor, has been delivered and if Wisconsin law were to be applied thereto,notwithstanding the choice of law provisions contained therein, would constitute the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         7. No approval, consent, license, authorization or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, or any other Person, is necessary in connection with the execution and delivery of the Agreements or the Notes or the performance by the Company of its obligations thereunder or the execution and delivery of the Guaranty by the Guarantors or the performance of their obligations thereunder.

         8. The issuance and sale of the Notes and the execution,delivery and performance by the Company of the Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default (whether or not waived) under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel, after due inquiry, to which the Company is a party or by which the Company may be bound.

         9. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements constitutes an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         10. The execution, delivery and performance by each of the Guarantors of the Guaranty do not conflict with or result in any breach of any of the provisions of or constitute a default (whether or not waived) under or result in the creation or imposition of any Lien upon any of the property of such Guarantor pursuant to the provisions of the Articles of Incorporation or By-laws of such Guarantor or any agreement or other instrument known to such counsel, after due inquiry, to which such Guarantor is a party or by which such Guarantor may be bound, other than those certain Note Agreements dated as of December 15, 1991, between the Company and each of the Purchasers listed on Schedule I thereto, respectively; those certain Note Agreements dated as of December 15, 1992, between the Company and each of the Purchasers listed on Schedule I thereto, respectively; and the Credit Agreement, the applicable provisions of each of which have been waived.

         11. The execution and delivery of the Guaranty under the circumstances contemplated by the Agreements constitutes an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and does not, under existing law, require the registration of the Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         12. Neither the Company nor any Restricted Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Restricted
   Subsidiary is or is directly or indirectly controlled by or acting on behalf of any Person that is, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         13. To the best of such counsel's knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against the Company or any Restricted Subsidiary at law or in equity, before any arbitrator or before or by any governmental department, commission, board, bureau, agency or instrumentality (a) that, if determined adversely and considered in the aggregate, would adversely affect any action taken or to be taken by the Company under the Agreements or the Notes, or by any Guarantor under the Guaranty, or that, if determined adversely and considered in the aggregate, could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Company and the Restricted Subsidiaries, taken as a whole, or (b) that purport to affect the validity or enforceability of the Agreements, the Guaranty or any Note.

         14. On the basis of the first,third and fourth sentences of Paragraph 15 of Exhibit B to the Agreements, the extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

         15. Except for the availability of Section 1382(b) of the United States Internal Revenue Code and the limitations associated therewith, neither the laws of the State of Wisconsin nor the Federal laws of the United States of America imbue the Company with any rights, remedies, privileges, constraints or liabilities, as a result of the Company's status as a cooperative under the Code, not otherwise applicable to corporations organized under the laws of the State of Wisconsin.

    The opinion of Robert G. Turcott, Esq. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.